SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      August 2, 1999
(Date of earliest event reported)  (August 2, 1999)

USCI, INC.
(Exact name of registrant as specified in its charter)
Delaware                     0-22282       13-3702647
(State or other jurisdiction (Commission (IRS Employer
 of incorporation)          File Number) Identification No.)

6115-A Jimmy Carter Blvd., Norcross, Georgia        30071
(Address of principal executive offices)          (Zip Code)

                        (770) 840-8888
(Registrant's telephone number including area code)
(Former name or former address if changed since last report)

Item 5.

On August 2, 1999, the Registrant issued the following press release:

"USCI, Inc. Announces Election of Lee Feist as President and Chief Executive Officer

NORCROSS, GA--August 2, 1999--USCI, Inc. (OTC BB: USCM - news) today announced the election of Lee Feist as President and Chief Executive Officer of the Company.

Mr. Feist brings to USCI years of proven experience and expertise in restructuring companies and moving them into the global marketplace. From 1991 to 1999, Mr. Feist served as Chief Executive Officer of Lifesavers International, an organization specializing in providing senior management for start-up companies. In this position, Mr. Feist served as CEO of several companies, including High Technology Textiles, where he successfully established marketing, sales and distribution organizations in ten countries, and made the Company profitable within six months from the date of start-up. As CEO of At Work Entertainment, Mr. Fiest created a mass-market entertainment company, making it profitable during its first year, as well as producing the fastest growing label in the United States during its second year.

From 1981 to 1990 Mr. Feist served as President of Remington Products, an international consumer products manufacturer, marketer and retailer. During his tenure as President, the Company increased sales from $40 million to $400 million, converted losses into profits in excess of $30 million annually and increased its United States market share from 17% to 43%. While establishing Remington as a global brand with distribution in 48 countries, Mr. Feist started and built a highly successful direct marketing business as well as an international specialty retail and factory outlet store chains.

``USCI as the ultimate niche marketer offers enormous potential, both for customers and our stockholders,'' said Lee Feist, USCI's new President and CEO. ``I look forward to leveraging the Company's solid technology base in communications services to build USCI into a dominant position within its industry. As this is being accomplished, the Company will be moving aggressively into related industries.''

In addition, the Board of Directors increased the size of USCI's board to four, as it appointed Mr. Feist to the board.

USCI, Inc., through its wholly-owned subsidiary, is a non-facilities based carrier of wireless services. Its Ameritel subsidiary provides wireless coverage and billing to consumers for analog and digital cellular service, debit cellular service and paging service. The Company is now focusing on the introduction of prepaid cellular services that will target direct response marketing, specialized channels of distribution and the previously announced e-commerce site that will be deployed in the near future.

Safe Harbor Statement:

In addition to historical information, this release contains forward-looking statements made in good faith by the Company pursuant to the ``safe harbor'' provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, those statements regarding the Company's business plans. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Readers are cautioned not to place undue reliance on these forward-looking statements as they are based on the Company's current expectations and are subject to a number of risks, uncertainties and assumptions relating to the Company's business and results of operations, competitive factors, shifts in market demand and other risks and uncertainties, including, in addition to those outlined in Exhibit 99.1 to the Company's latest Quarterly Report, uncertainties with respect to changes or developments in social, business, economic, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the Company's customers, suppliers, competitors and stockholders and legislative, regulatory, judicial and other governmental authorities. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.
----------------------------------------------------------
Contact:
     USCI, Inc., NORCROSS
     Lee Feist, 770/840-8888
      or
     Robert Kostrinsky, 770/840-8888"

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           USCI, Inc.
                                         (Registrant)

                                  By: /s/ Robert J. Kostrinsky
                                         Robert J. Kostrinsky
                                     Executive Vice President
August 2, 1999